Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-178884, 333-178885, 333-178886, 333-178888, 333-178889, and 333-185333 on Form S-3 of our report on the consolidated financial statements and financial statement schedules of MetLife Insurance Company USA (formerly MetLife Insurance Company of Connecticut) and subsidiaries (the “Company”) dated March 27, 2015, (which expresses an unqualified opinion and includes an explanatory paragraph regarding the renaming of MetLife Insurance Company of Connecticut to MetLife Insurance Company USA, its mergers with MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, and Exeter Reassurance Company, Ltd. and the retrospective adjustment of the consolidated financial statements for all periods presented to reflect the mergers in a manner similar to a pooling-of-interests as described in Note 3) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2014.
/s/ DELOITTE & TOUCHE LLP

New York, New York
March 27, 2015